                                                                   EXHIBIT 10.8

                           DEFERRED COMPENSATION PLAN

                                      FOR

                             CORPORATE OFFICERS OF

                            SONOCO PRODUCTS COMPANY


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                               TABLE OF CONTENTS

ARTICLE I               STATEMENT OF PURPOSE ............................     1

ARTICLE II              DEFINITIONS .....................................   2-3

ARTICLE III             ELIGIBILITY AND PARTICIPATION ...................   4-5

ARTICLE IV              DEFERRED COMPENSATION ELECTIONS .................     6

ARTICLE V               CREDITS TO DEFERRAL ACCOUNTS ....................   7-8

ARTICLE VI              ADMINISTRATIVE COMMITTEE ........................     9

ARTICLE VII             AMENDMENT AND TERMINATION .......................    10

ARTICLE VIII            MISCELLANEOUS ................................... 11-12

ARTICLE IX              CONSTRUCTION ....................................    13


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                            SONOCO PRODUCTS COMPANY
                           DEFERRED COMPENSATION PLAN
                               FOR KEY EMPLOYEES

                                   ARTICLE I

                              STATEMENT OF PURPOSE

         The purpose of this plan is to provide key employees of Sonoco Products Company (the "Company") the opportunity to defer receipt of compensation earned as an employee to a date following termination of employment. This deferral opportunity is designed to help the Company to attract and retain outstanding individuals as employees of the Company through enhancement of the value of the compensation paid to such individuals.


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                                   ARTICLE II

                                  DEFINITIONS

         When used herein the following terms shall have the meanings indicated unless a different meaning is clearly required by the context.

         1. "Company": Sonoco Products Company, a South Carolina Corporation, and its corporate successors.
         2. "Committee": The Administrative Committee appointed by the Board of Directors of the Company to administer this plan.
         3. "Key Employee": Any person who is serving as an officer of the Company.
         4. "Participant": An employee or former employee who has deferred fees hereunder and has a credit balance in his deferred compensation account.
         5. "Termination Date": The date of termination of an employee's service with the Company.
         6. "Plan": The Deferred Compensation Plan for Key Employees of Sonoco Products Company as contained herein, and as may be amended from time to time hereafter.
         7.       "Plan Year": The period commencing January 1 and ending
                  December 31.
         8.       "Stock EQuivalent Account": The account described in Article
                  V.


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         9.       "Interest Account": The account described in Article V.
         10. "Compensation": Salary and incentive compensation earned from both the annual and long term plans.


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                                  ARTICLE III

                         ELIGIBILITY AND PARTICIPATION

1. Key Employees of the Company are eligible to become participants in the plan, subject to approval of the Board of Directors.

2. An eligible Employee participates in the plan by irrevocably electing on an annual basis, in the manner specified herein, to defer future compensation at an annual rate for one (I) or four (4) consecutive calendar years.

3. An eligible Employee may elect to defer receipt of an annual minimum of $5,000 and an annual maximum of fifty (50) percent of the compensation (salary and incentive) earned during the year the deferral choice is made.

4. An eligible Employee becomes a Participant in the Plan upon the execution and delivery of a Deferred Compensation Agreement. Such Agreement must be executed in all cases on or before December 31 to defer compensation to be earned in succeeding calendar years.

         (a) During the first year of the deferral period, the annual amount of compensation to be deferred shall be deferred from salary on a monthly basis ratably over the year. For subsequent years where a four year deferral is elected the annual amount of compensation to be deferred shall be deferred first from any incentive paid during such


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         year, and to the extent such incentive is insufficient to cover the annual amount to be deferred, amounts shall be deferred ratably from salary payments made during the remainder of the year.

         (b) The Committee shall be vested with the authority to deny a participant the right to defer compensation pursuant to this Plan for any Plan Year, provided, however, that any such denial shall apply to all participants.


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                                   ARTICLE IV

                        DEFERRED COMPENSATION ELECTIONS

1. An officer electing to defer payment of compensation may elect deferral to be invested in the Interest Account or the Stock Equivalent Account.

2. Subject to such limitations as the Committee may impose, an officer electing to defer hereunder shall also elect a Fixed period commencing in the January following the ~ Termination Date over which the balance in his account shall be paid to him in annual installments and a Fixed Period (which may be a different period) over which the balance in his Account shall be paid to his Beneficiary or estate in annual installments in the event of his death before receiving such balance.

3. Any Fixed Period Election to defer compensation shall be irrevocable and may not be changed or modified thereafter by a Participant.

4. The fact that an officer has made a particular election with respect to a deferral shall not preclude such officer from making different elections with respect to new deferrals covering a future period of service.


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                                   ARTICLE V

                          CREDITS TO DEFERRAL ACCOUNTS

1. Deferred compensation shall be credited to the Stock Equivalent Account or the Interest Account of a Participant or a combination of these accounts, as the Participant may have elected, as follows:

         (a) The deferred incentive amount shall be credited to the Deferral account on the closing date of the Company's fiscal month in which the incentive was to be paid in cash.

         (b) The deferred salary shall be credited on the closing date of the Company's fiscal month in which the salary was to be paid in cash.

2. The compensation credited to a Stock Equivalent Account shall be converted on the closing date of each of the Company's fiscal months into Stock equivalents as though such compensation were applied to the purchase of common stock of the Company as follows:

                  The Participant's Account shall be assigned Stock Equivalents which shall be the number of full and fractional (rounded to the nearest tenth) shares of the Company's common stock that could be purchased with the compensation credited to the Officer's Account, at the closing price of such common stock as quoted by the


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                  National Market System of NASDAQ.

3. As of the record date for each dividend declared on the Company's common stock, each Officer's dividend shall be determined by multiplying the cash dividend per share by the number of full and fractional Stock Equivalents in the Officer's Stock Equivalent Account on the dividend record date. The resulting dividend amount will be converted into stock equivalents as though such fees were applied to the purchase of common stock of the Company.

4. The balance in the Interest Account will be credited with interest from the date the deferral is credited to the account until payment is complete, at a rate equal to the Merrill Lynch ten year high quality bond index for December 15 of each preceding year.


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                                   ARTICLE VI

                            ADMINISTRATIVE COMMITTEE

1. This plan shall be administered by the Compensation Committee of the Board of Directors.

2. The construction and interpretation by the Committee of any provision of this plan shall be final and conclusive.

3. The administration of this plan is delegated to the Vice President Human Resources who is responsible for executive compensation and benefits, or at his election, to the Director of Compensation and Benefits.

4. No member of the Committee shall be personally liable for any actions taken by the Committee unless the member's action involves willful misconduct.


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                                  ARTICLE VII

                           AMENDMENT AND TERMINATION

         The Company reserves the right, at any time or from time to time, by action of its Board of Directors, to modify, amend or terminate in whole or in part any or all provisions of the plan, provided, however, that any such modification, amendment or termination shall not substantially and adversely affect the benefits then in effect.


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                                  ARTICLE VIII

                                 MISCELLANEOUS

1. NON-ALIENATION OF BENEFITS. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit under this Deferral shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefits. If the Participant or any beneficiary hereunder shall become bankrupt, or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right hereunder, then such right or benefit shall, in the discretion of the Committee, cease and terminate, and in such event, the Committee may hold or apply the same or any part thereof for the benefit of the Participant or his beneficiary, spouse, children, or other dependents, or any of them in such manner and in such amounts and proportions as the Committee may deem proper.

2. NO TRUST CREATED. The obligations of the Company to make payments hereunder shall constitute a liability of the Company to a Participant. Such payments shall be made from the general funds of the Company, and the Company shall not be required to establish or maintain any special or separate fund, or purchase or acquire life insurance on a


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         Participant's life, or otherwise segregate assets to assure that payment shall be made, and neither a Participant, his estate nor Beneficiary shall have any interest in any particular asset of the Company by reason of its obligations hereunder. The Participant's rights to deferred amounts will be the same as an unsecured general creditor of the Company, and all property and rights to property, including rights as a beneficiary of a life insurance contract purchased with deferred amounts, and all income attributable to the deferred amounts and property will remain solely the property of the Company and will be subject to claims of general creditors of the Company. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Company and a Participant or any other person.

3.       The effective date of this plan is January 1, 1991.


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                                   ARTICLE IX

                                  CONSTRUCTION

1. GOVERNING LAW. This Plan shall be construed and governed in accordance with the laws of the State of South Carolina.

2. GENDER. The masculine gender, where appearing in the plan, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary.

3. HEADINGS, ETC. The cover page of this plan, the Table of Contents and all headings used in this plan are for the convenience of reference only and are not part of the substance of this plan.


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